Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-171752 on Form S-8 pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan of our report dated March 30, 2011 with respect to the balance sheet of American Assets Trust, Inc. as of December 31, 2010; our report dated March 30, 2011 with respect to the combined financial statements of American Assets Trust, Inc. Predecessor at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010; our report dated September 13, 2010 with respect to the financial statements of Novato FF Venture, LLC at December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009;, all included in the Annual Report on Form 10-K of American Assets Trust, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2011